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                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      HEALTHTRONICS SURGICAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)


           GEORGIA                                              58-2210668
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                            Identification No.)


             1841 West Oak Parkway, Suite A, Marietta, Georgia 30062 (Address of principal executive offices, including Zip Code)


                               HEALTHTRONICS, INC.
                            STOCK OPTION PLAN - 2001
                            (Full title of the Plan)

                                Victoria W. Beck
                            Chief Accounting Officer
                      HealthTronics Surgical Services, Inc.
                         1841 West Oak Parkway, Suite A
                               Marietta, GA 30062
                     (Name and address of agent for service)

                                 (770) 419-0691
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                         Proposed      Proposed
                                          maximum       maximum
        Title of                         offering      aggregate      Amount of
     securities to       Amount to be    price per      offering    registration
     be registered        registered       share         price          fee
     -------------        ----------       -----         -----          ---

HealthTronics Surgical      500,000      $7.845(1)    $3,922,500      $980.63
Services, Inc. Common       shares
Stock, no par value


         (1) Determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the reported high and low sale prices on August 20, 2001.

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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                  The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

                  (b)      all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2000;

                  (c) the description of the Registrant's common stock to be offered hereby which is contained in the registration statement filed under
Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated hereby by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Registrant's articles of incorporation provide that no director shall have any personal liability to the Registrant or its shareholders for monetary damages for breach of duty of care or the other duties of a director except for any appropriation of any business opportunity, for acts or omissions that involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. Because of these provisions, the Registrant and its shareholders may have a more limited right of action against a director than they would have absent these provisions. In the event that a claim for indemnification, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by an officer, director or controlling person in connection with these securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue. The Registrant's articles of incorporation and bylaws are attached as exhibits to this registration statement and may be obtained electronically or on paper upon request.


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                  Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                  The Registrant maintains directors and officers liability insurance which insures against liabilities that directors or officers of the Registrant may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMS.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  4.1 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-66977).

                  4.2 Articles of Amendment of the Registrant, effective May 17, 2001.

                  4.3 Articles of Amendment of the Registrant, effective May 18, 2001.

                  4.4 Restated By-Laws of the Registrant, effective April 19, 2001.

                  5        Opinion regarding legality of the securities being
registered.

                  23.1     Consent of Ernst & Young LLP.

                  23.2     Consent of counsel (included in Exhibit No. 5).

ITEM 9.  UNDERTAKINGS.

                  A.       Rule 415 Offering.

                           The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      to include any prospectus required
         by section 10(a)(3) of the Securities Act of 1933;

                                    (ii)     to reflect in the prospectus any
         facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the


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         aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii)    to include any material information
         with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2)      That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

                           The undersigned Registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C.       Filing of Registration Statement on Form S-8.

                           Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, HealthTronics Surgical Services, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 24th day of August, 2001.

                                        HEALTHTRONICS SURGICAL SERVICES, INC.
                                                 (Registrant)

                                             By: /s/ Victoria W. Beck
                                                 -------------------------------
                                                 Victoria W. Beck
                                                 Chief Accounting Officer


                  Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

/s/ Argil Wheelock                  Chief Executive Officer                               August 24, 2001
------------------------------        (principal executive officer)
(Argil Wheelock, MD)                  and a Director


/s/ Victoria W. Beck                Chief Accounting Officer                              August 24, 2001
------------------------------        (principal accounting officer)
(Victoria W. Beck)


/s/ Martin McGahan                  Chief Financial Officer                               August 24, 2001
------------------------------        (principal financial officer)
(Martin McGahan)


JAMES R. ANDREWS*                   Director                                              August 24, 2001
------------------------------
(James R. Andrews, MD)


ROY S. BROWN*                       Director                                              August 24, 2001
------------------------------
(Roy S. Brown)


JON BURKE*                          Director                                              August 24, 2001
------------------------------
(Jon Burke)


SCOTT COCHRAN*                      Director                                              August 24, 2001
------------------------------
(Scott Cochran)


JOHN HOUSE*                         Director                                              August 24, 2001
------------------------------
(John House, MD)


RUSS MADDOX*                        Director                                              August 24, 2001
------------------------------
(Russ Maddox)


MICHAEL MARTIN*                     Director                                              August 24, 2001
------------------------------
(Michael Martin)


*By: /s/ Victoria W. Beck
     --------------------------
     Victoria W. Beck
     Attorney-in-fact


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                                INDEX TO EXHIBITS

    Exhibit Number
    --------------
         4.2               Articles of Amendment of the Registrant, effective May 17,
                           2001.

         4.3               Articles of Amendment of the Registrant, effective May 18,
                           2001.

         4.4               Restated By-Laws of the Registrant, effective April 19, 2001.

         5                 Opinion regarding legality of the securities being registered.

         23.1              Consent of Ernst & Young LLP.

         23.2              Consent of counsel (included in Exhibit No. 5).


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